PROCESSA PHARMACEUTICALS, INC.

SUBSCRIPTION AGREEMENT
SUBSCRIBER QUESTIONNAIRE
ACCREDITED INVESTOR CERTIFICATE

SUBSCRIPTION AGREEMENT
INVESTOR QUESTIONNAIRE
ACCREDITED INVESTOR CERTIFICATE

PROCESSA PHARMACEUTICALS, INC.

This SUBSCRIPTION AGREEMENT (the "Subscription Agreement") is made as of this ________ day of _______, 2019 between Processa Pharmaceuticals, Inc., a Delaware corporation ("PCSA" or the "Company") with its principal offices at7380 Coca Cola Drive, Suite 106, Hanover, Maryland and the undersigned (the "Subscriber").

WHEREAS, the Company requires substantial additional funds to maintain and fund ongoing operations; and

WHEREAS, the Company intends to seek, in a private placement, to issue and sell newly created 8% Senior Convertible Notes (the "Convertible Notes");

WHEREAS, [for each $1,000 principal amount of Convertible Notes purchased], the Company shall issue to the Subscriber a warrant for the purchase of 440 shares of common stock of the Company an exercise price equal to the greater of (i) the reported closing price of the Company's common stock on the OTCQB® Venture Market on the closing day of this offering or (ii) $2.72 (the "Warrants" and together with the Convertible Notes, the "Securities");

WHEREAS, the Convertible Notes shall be sold under the terms and conditions hereinafter set forth, with the Subscriber acquiring the aggregate principal amount of Convertible Notes set forth on the signature page hereof (securities underlying the "Convertible Notes hereinafter be referred to as the "Convertible Notes"); and

WHEREAS, the Subscriber has received and carefully reviewed the form of Convertible Note attached hereto as Appendix I and the form of Warrant attached hereto as Appendix II; and

WHEREAS, the Subscriber has received and carefully reviewed the Term Sheet outlining the terms and provisions of the financing attached hereto as Appendix III; and

WHEREAS, the Subscriber has received and carefully reviewed or otherwise had the opportunity to obtain and carefully review the Company's most recent Annual Report on Form 10-K and subsequently filed quarterly reports on Form 10-Q; which among other things describes the operations of the Company and the significant Risk Factors associated with an investment in PCSA which can result in complete loss.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1. SUBSCRIPTION FOR NOTES AND REPRESENTATIONS BY AND COVENANTS OF SUBSCRIBER

1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company, the Convertible Notes in the principal amount as is set forth upon the signature page hereof, and the Company agrees to sell such Convertible Notes and related Warrants to the Subscriber for said purchase price, subject to the Company's right to sell to the Subscriber such lesser principal amount of Convertible Notes and related Warrants as it may, in its sole discretion, deem necessary or desirable. The purchase price is payable by certified or bank check

made payable to "Processa Pharmaceuticals, Inc." contemporaneously with the execution and delivery of this Subscription Agreement. The Company shall deliver the Convertible Notes and related Warrants to Subscriber(s) concurrently with execution by the parties of this Subscription Agreement but in any event not later than two business days following delivery of good funds to the Company, as set forth in Article 3 hereof. The Subscriber understands however, that this purchase of Convertible Notes is not contingent upon the Company making sales of any minimum amount of Convertible Notes prior to the Termination Date as defined in Article 3 hereof.

1.2 The Subscriber recognizes that the purchase of Securities involves a high degree of risk in that (i) the Company, its current and its proposed operations are subject to all of the risks inherent in the establishment of a new and highly regulated business enterprise, including the absence of an operating history or a tangible net worth adequate to pursue its current business plan; (ii) **an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company** and the Securities; (iii) Subscriber may not be able to liquidate his, her or its investment; (iv) transferability of the securities comprising the Securities is extremely limited; (v) in the event of a dissolution, Subscriber could sustain the loss of his, her or its entire investment; (vi) outcomes of regulatory trials may prove to be inconclusive or even harmful; and (vii) the Company will be required to raise additional capital in the future in order to have sufficient funds to implement its business and marketing plans and to meet anticipated growth and currently has a going concern opinion issued by its independent registered public accounting firm.

1.3 The Subscriber represents that he, she or it is an "Accredited Investor" as such term in defined Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), as indicated by Subscriber's responses to the Confidential Investor Questionnaire, and that Subscriber is able to bear the economic risk of an investment in the Securities.

1.4 The Subscriber acknowledges that he, she or it has prior investment experience, including investment in non-listed and non-registered securities, or Subscriber has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company (including filings made by PCSA with the U.S. Securities and Exchange Commission ("SEC")) both to him, her or it and to all other prospective investors in the Securities and to evaluate the merits and risks of such an investment on Subscriber's behalf, and that Subscriber recognizes the highly speculative nature of this investment.

1.5 The Subscriber acknowledges receipt and careful review of the Company's most recent Annual Report on Form 10-K and subsequently filed quarterly reports on Form 10-Q, the form of Convertible Note, form of Warrant and the Term Sheet (the "Offering Documents") and hereby represents that he, she or it has been furnished by the Company during the course of this transaction with all information regarding the Company which Subscriber had requested or desired to know; that all documents which could be reasonably provided, including filings with the SEC , have been made available for Subscriber's inspection and review; and that such information and documents have, in Subscriber's opinion, afforded the Subscriber with substantially the same information that would be provided him, her or it in a registration statement filed under the Act; that Subscriber has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of the offering, and any additional information which he had requested.

1.6 The Subscriber acknowledges that this offering of Securities may involve tax consequences, and that the contents of the Offering Documents do not contain tax advice or information. The Subscriber acknowledges that he, she or it must retain his, her or its own professional advisors to evaluate the tax and other consequences of an investment in the Securities.

1.7 The Subscriber acknowledges that this offering of Securities has not been reviewed by the United States Securities and Exchange Commission (the "SEC") because of the Company's

representations that this is intended to be a non-public offering pursuant to Sections 4(a)(2) of the Act. The Subscriber represents that the Securities are being purchased for his, her or its own account, for investment and not for distribution or resale to others. The Subscriber agrees that he, she or it will not sell or otherwise transfer such Securities unless they are registered under the Act and qualified under applicable state securities or "blue sky" laws or unless an exemption from such registration and qualification requirements is available.

1.8 The Subscriber understands that the Convertible Notes and Warrants (and common stock issuable thereunder) have not been registered under the Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon Subscriber's investment intention. In this connection, the Subscriber understands that it is the position of the SEC that the statutory basis for such exemption would not be present if Subscriber's representation merely meant that his, her or its present intention was to hold such Securities for a short period, for a deferred sale, for a market rise, assuming that a market develops, or for any other fixed period.

1.9 The Subscriber understands that there is no public market for the Securities. The Subscriber consents that the Company may, if it desires, permit the transfer of the Securities, or shares of common stock issuable upon conversion or exercise of the Securities, as the case may be, thereof out of Subscriber's name only when Subscriber's request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Act or any applicable state "blue sky" laws (collectively "Securities Laws") and subject to the provisions of Section 1.10 hereof. The Subscriber agrees to hold the Company and its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by Subscriber contained herein or in the Confidential Investor Questionnaire or any sale or distribution by the undersigned Subscriber in violation of any Securities Laws.

1.10 The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Convertible Notes, the Warrants and the Common Stock issuable upon conversion or exercise of such Securities stating that they have not been registered under the Act or qualified under applicable state securities or "blue sky" laws and setting forth or referring to the restrictions on transferability and sale thereof in substantially the following form:

> "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE, AND SUCH SECURITIES MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT AND THE SECURITIES LAWS OF ANY STATE."

1.11 The Subscriber understands that the Company will review this Subscription Agreement and the Confidential Investor Questionnaire and is hereby given authority by the undersigned, upon one business day's prior written notice, to call his, her or its bank or place of employment or otherwise review the financial standing of the Subscriber; and it is further agreed that the Company reserves the unrestricted right to reject or limit any subscription and to close the offer at any time.

1.12 The Subscriber hereby represents that the address of Subscriber furnished by him, her or it at the end of this Subscription Agreement is the undersigned's principal residence if he, she or it is an individual or its principal business address if it is a corporation or other entity. The Subscriber further represents that the Taxpayer Identification Number or Social Security Number shown on the signature portion of this document is true, correct, and complete, and the Subscriber is not subject to backup withholding either (i) because the Subscriber has not been notified that he or she is subject to backup

withholding as a result of a failure to report all interest or dividends, or (ii) because the Internal Revenue Service has notified the Subscriber that he or she is no longer subject to backup withholding.

1.13 Intentionally Omitted.

1.14 The Subscriber hereby represents that, except as set forth in the Offering Documents, no representations or warranties have been made to the Subscriber by the Company or any agent, employee or affiliate of the Company and in entering into this transaction, the Subscriber is not relying on any information, other than that contained in the Offering Documents and the results of independent investigation by the Subscriber.

1.15 The Subscriber acknowledges that the Convertible Notes will represent unsecured indebtedness of the Company.

1.16 Subscriber understands the meaning and legal consequences of the foregoing representations and warranties, which are true and correct as of the date hereof and will be true and correct as of the date of the investment in the Securities, and upon the issuance of any shares of Common Stock thereunder. Each such representation and warranty shall survive such purchase. Subscriber hereby agrees to indemnify and hold harmless the Company and its affiliated persons, and the Company's counsel, from any and all damages, losses, costs, and expenses (including reasonable attorney's fees) that they, or any of them, may incur by reason of my failure, or alleged failure, to fulfill any of the terms and conditions of this subscription or by reason of Subscriber's breach of any of the representations and warranties contained herein.

2. REPRESENTATIONS BY THE COMPANY

The Company represents and warrants to the Subscriber that prior to the consummation of this offering and at the Closing Date:

2.1 The Company is a corporation organized, existing and in good standing under the laws of the State of Delaware. The Company is qualified to transact business and is in good standing as a foreign limited liability company in all jurisdictions where the conduct of its business or ownership or lease of its properties makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not reasonably be expected to have a material adverse effect on its business or properties.

2.2 The execution, delivery and performance of this Subscription Agreement by the Company will have been duly approved by the Board of Directors of the Company and all other actions required to authorize and effect the offer and sale of the Securities and the securities contained therein will have been duly taken and approved.

2.3 The Securities have been duly and validly authorized and when issued and paid for in accordance with the terms hereof, will be valid and binding obligations of the Company enforceable in accordance with their respective terms.

2.4 The Company will at all times during the term of the Securities have authorized and reserved a sufficient number of equity securities and of shares of Common Stock to provide for conversion or exercise of the Securities.

2.5 The Company is in the development stage and requires the proceeds from the sales of the Convertible Notes and Warrants for additional operating capital, including payments of salaries, consulting and professional fees and costs of studies and other costs associated with seeking domestic and offshore regulatory approvals. In addition, the Company will require substantial further capital to implement its business plan and no assurance can be given that the Company's intellectual property or pharmaceutical products will ever prove to have any commercial value.

2.6 The Company knows of no pending or threatened legal or governmental proceedings to which the Company is a party which could materially adversely affect the business, property, financial condition, results of operations or prospects of the Company.

2.7 The Company is not in violation of or default under, nor will the execution and delivery of this Subscription Agreement, the issuance of the Securities, and the incurrence of the obligations herein and therein set forth and the consummation of the transactions herein or therein contemplated, result in a violation of, or constitute a default under, the certificate of formation or by- laws, in the performance or observance of any material obligations, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound or in violation of any material order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality or court, domestic or foreign.

3. TERMS OF SUBSCRIPTION

3.1 The subscription period will begin as of July__, 2019 and will terminate at 11:59 PM Pacific time on December 31, 2019, subject to extension in the Company's sole discretion to a date not later than March 31, 2020 (the "Termination Date"). The Securities will be offered on a "reasonable commercial efforts," basis with no minimum principal amount, up to a maximum determined at the discretion of the Company.

3.2 Intentionally left blank

3.3 The Subscriber understands that the Company may obtain subscriptions from affiliated holders and is not required to receive any minimum amount in subscriptions before accepting such subscriptions for investment in the Company.

3.4 The Subscriber hereby authorizes and directs the Company to deliver the Securities to be issued to such Subscriber pursuant to this Subscription Agreement either to the residential or business address indicated in the Subscriber Questionnaire.

3.5 The Subscriber hereby authorizes and directs the Company to return any funds for unaccepted subscriptions to the Subscriber in the form of a cashier's check or to same account from which the funds were drawn.

3.6 The Subscriber hereby authorizes and directs the Company to repay the Convertible Notes by delivering the funds therefore to Subscriber in the form of a cashier's check or directly to the Subscriber's account if such information is provided to the Company.

3.7 The Company shall permit Subscribers in this offering a pro rata right to participate in any future offerings made by the Company which occur prior to December 31, 2021.

4. REGISTRATION RIGHTS

4.1 Intentionally omitted.

4.2 Registration Procedures. During the one year following the Closing, if the Company files with the SEC a registration statement related to an offering or for its own account or the account of others under the Act, as amended, of any of its equity securities then the Company shall include in such registration statement without any further request from the Holder all the securities of the Holder, unless and to the extent that, such Holder requests otherwise in writing. If and whenever the Company is required to affect the registration of Registrable Securities under the Act, the Company will:

(a) prepare and file with the SEC a registration statement with respect to such securities, and use its reasonable commercial efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed 180 days;

(b) prepare and file with the SEC such amendments to such registration and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to affect the sale of such securities, not to exceed 180 days;

(c) furnish to the security holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

(d) use reasonable commercial efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating holders may reasonably request in writing within twenty (20) days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign limited liability company in any jurisdiction wherein it is not so qualified;

(e) notify the security holders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(f) notify such holders promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

(g) prepare and file with the SEC, promptly upon the request of any such holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders (and concurred in by counsel for the Company), is required under the Act or the rules and regulations thereunder in connection with the distribution of Common Stock by such holder;

(h) prepare and promptly file with the SEC and promptly notify such holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the ACT, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in whey they were made, not misleading; and

(i) advise such holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for the purpose and promptly use its

reasonable commercial efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

4.3 Expenses.

(a) All fees, costs and expenses of and incidental to such registration shall be borne by the Company, provided, however, that any security holders participating in such registration shall bear their pro rata share of the underwriting discount and commissions and transfer taxes.

(b) The fees, costs and expenses of registration to be borne by the Company as provided in paragraph (a) above shall include, without limitation, all registration, filing, and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified (except as provided in 4.3(a) above). Fees and disbursements of counsel and accountants for the selling security holders and any other expenses incurred by the selling security holders not expressly included above shall be borne by the selling security holders.

4.4 Indemnification.

(a) The Company will indemnify, defend and hold harmless each holder of Registrable Securities which are included in a registration statement pursuant to the provisions of Section 4 hereof, its directors and officers, and any underwriter (as defined in the Act) for such holder and each person, if any, who controls such holder or such underwriter within the meaning of the Act, from and against, and will reimburse such holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, costs and expense (including without limitation attorney's fees, accountant's fees, expert witness fees, investigative fees and the costs incurred as a result of utilizing the services of any of the foregoing) to which such Holder or any such underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, costs or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

(b) Each holder of Registrable Securities included in a registration pursuant to the provisions of Section 4 hereof will indemnify, defend and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense (including without limitation attorney's fees, accountant's fees, expert witness fees, investigative fees and the costs incurred as a result of utilizing the services of any of the foregoing) to which the Company or any controlling person and/or any underwriter may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of such holder specifically for use in the preparation thereof.

(c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 4.4 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or in addition to those available to the indemnified party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

(d) If the indemnification provided for in this Section 4.4 shall for any reason be held by a court to be unavailable to an indemnified party under paragraph (a) or (b) of this Section (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 4.4 in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under paragraph (a) or (b) of this Section 4.4, the indemnified party and the indemnifying party under paragraph (a) or (b) of this Section 4.4 shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with and investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the Subscriber which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Subscriber from the offering of the securities covered by such registration statement; provided, however, that in any such case, (x) the Subscriber will not be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered by it pursuant to such registration statement; and (y) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Act, will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

5. MISCELLANEOUS

5.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at its registered office, Processa Pharmaceuticals, Inc., Attention: David Young, and to the Subscriber at his, her or its address indicated on the signature page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

5.2 This Subscription Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Subscription Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

5.3 This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

5.4 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the internal substantive laws of the State of Maryland without regard to it conflicts of law or choice of law principles. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Subscription Agreement shall be adjudicated before a court located in Hanover, Maryland and they hereby submit to the exclusive jurisdiction of the courts of the State of Maryland located in Hanover, Maryland and of the federal courts located in Hanover, Maryland with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Subscription Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned shall furnish in writing to the other.

5.5 This Subscription Agreement may be executed in counterparts, each of which shall be an original but all of which, when taken together, shall constitute one and the same instrument. Upon the execution and delivery of this Subscription Agreement by the Subscriber, this Subscription Agreement shall become a binding obligation of the Subscriber with respect to the purchase of the Convertible Notes as herein provided; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other subscribers to add and/or to delete other persons as subscribers and to accept or reject, in whole or in part, the Subscriber's subscription.

5.6 The holding of any provision of this Subscription Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Subscription Agreement, which shall remain in full force and effect.

5.7 It is agreed that a waiver by either party of a breach of any provision of this Subscription Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party

5.8 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

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CONFIDENTIAL INVESTOR QUESTIONNAIRE

PLEASE CAREFULLY COMPLETE EACH ITEM
(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

I. For each Subscriber please provide your name (also set forth your spouse's name), residence address and telephone number:

____________________________ ____________________________
Name Spouse's Name

____

____
Address

____
Telephone Number

____
Facsimile Number

II. Please provide your financial information (the information submitted below may be either your individual financial condition or your combined financial condition together with your spouse, if any):

Estimated Net Worth: __________________________

Annual Gross Income in each of 2017 and 2018: ________________

Anticipated Annual Gross Income for 2019: ______________

III. Please send all correspondence to (check one): □ Residence Address

□ Business Address

IV. For each Subscriber that is a corporation, partnership, trust or other entity, please provide the name of the entity (include the name of any equity owner 10% or more of the issued and outstanding stock):

____

Business Address: ______________________________________

Telephone Number: ______________________________

State and Date of Organization: _____________________________

Business Activities: ______________________________________

Estimated Total Assets: ___________________________________

Was this entity formed for the specific purpose of making this investment?

□ Yes □ No

V. Please indicate whether (if the answer to either of these questions is yes, explain fully on a separate sheet of paper):

You have ever filed personal bankruptcy? □ Yes □ No

There are any outstanding judgments against you? □ Yes □ No

VI. Has the Subscriber relied upon the advice of any professional advisor(s) and/or purchaser representative(s) in evaluating the merits and risks of this investment?

□ Yes □ No

VII. If the answer to the previous question is "Yes," please identify such person and indicate his/her business address and telephone number in the space below.

Name(s): ______________________________

Occupation: ____________________________

Business Address: _______________________

____

Telephone Number: ______________________

VIII. Has the Subscriber purchased other securities previously which were sold in reliance on a private offering exemption from registration under the Securities Act?

□ Yes □ No

IX. Indicate the frequency of investments in:

Marketable Securities:

Often □; occasionally □; seldom □; never □.

Securities Purchased on Margin:

Often □; occasionally □; seldom □; never □.

Illiquid Securities:

Often □; occasionally □; seldom □; never □.

Taxpayer Identification Number or Social Security Number

Signature of Subscriber

Printed Name

Taxpayer Identification Number or Social Security Number

Signature of Subscriber

Printed Name

ACCREDITED INVESTOR CERTIFICATE

The undersigned Subscriber hereby certifies that the undersigned is an Accredited Investor as that term is defined in Regulation D adopted pursuant to the Securities Act of 1933 (the "Act"). The specific category(s) of Accredited Investor applicable to the undersigned is checked below.

_____a. an individual whose individual net worth, or joint net worth with that individual's spouse, exceeds $1,000,000 (excluding your principal residence), cash, short term investments, stocks and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.);

_____b. an individual who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in the current year;

_____c. a bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 (the "1940 Act") or a business development company as defined in Section 2(a)(48) of the 1940 Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; or an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

_____d. a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

_____e. an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Interests with total assets in excess of $5,000,000;

_____f. a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Interests whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; or

_____g. an entity in which all of the equity owners are Accredited Investors as set forth above. (Each equity owner of such entity must also complete, sign and return a Subscription Agreement. Failure of any equity owner to do so will result in a denial of the entity's subscription.)

INDIVIDUAL SUBSCRIBER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year first written above.

Principal Amount of Convertible Notes $__________________________

Number of Related Warrants:__________________________

Signature	Signature (if purchasing jointly)
Name Typed or Printed Name	Typed or Printed
Address	Address
City, State and Zip Code	City, State and Zip Code
Telephone - Business	Telephone - Business
Telephone - Residence	Telephone - Residence
Facsimile – Business	Facsimile - Business
Facsimile - Residence	Facsimile - Residence
Tax ID# or Social Security #	Tax ID# or Social Security #

Name in Which Securities Should be issued: ____________________________________

Dated: _______________, 2019

This Subscription Agreement is agreed to and accepted as of _________________ 2019.

PROCESSA PHARMACEUTICALS, INC.

____

Name: David Young
Title: Chief Executive Officer

INSTITUTIONAL SUBSCRIBER SIGNATURE PAGE

I N WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year first written above.

Principal Amount of Convertible Notes $__________________________

Number of Related Warrants:__________________________

Name of Institution	Number of Partners (If Applicable)
Address	Number of Shareholders (If Applicable)
City, State and Zip Code	State of Formation
Telephone	Date of Formation
Facsimile	Tax ID# or Social Security #

Signature

Name (Typed or Printed) of Individual Signing of Behalf of Institution

Position or Title

Name in Which Securities Should be issued: ______________________________

Dated: ____________, 2019

This Subscription Agreement is agreed to and accepted as of ________________, 2019.

Processa Pharmaceuticals, Inc.

Name: David Young
Title: Chief Executive Officer

CERTIFICATE OF SIGNATORY

(To be completed if Securities are being subscribed for by an entity)

I, ________________________________ am the ____________________________________ of ___________________________of the "Entity").

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and to purchase and hold the Securities, and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, executed this day of ____________, 2019.

____
(Signature)

APPENDIX I

(Form of Convertible Note)

APPENDIX II

(Form of Warrant)

APPENDIX III

(Term Sheet)